 Exhibit 13.1

Certification by the Principal Financial Officer pursuant to section 906 of the sarbanes-oxley act of 2002

In connection with the annual report on Form 20-F of Portage Biotech Inc.. for the year ended March 31, 2014, as filed with the Securities and Exchange Commission, I, Kam Shah as Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

1.  The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  July 24, 2014

/s/ Kam Shah

Kam Shah
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.